Contact:          Claude Couty, Chief Financial Officer
Phone number:     0.11.33.4.94.10.78.08
e-mail address:   ccouty@pipfrance.fr

Heritage Worldwide Reports Strong Results for First Half of Fiscal 2005

La-Seyne-Sur-Mer, France, February 14, 2005-Heritage Worldwide, Inc.(OTCBB-HWWI)

o Gross profit increases by $550,000 to $3.1 million during the first half of fiscal 2005 when compared to the prior year period;
o The Company recorded a net income of $180,000 during the first half of fiscal 2005 compared to a net loss of $1.3 million during the prior year period;

Heritage Worldwide, Inc. (OTCBB:HWWI), a large worldwide provider of breast implants, today announced results for the first half of fiscal 2005. While revenues during the first half of fiscal 2005 decreased by 5% compared to the prior year period, cost containment measures have lifted the profitability of the Company to $180,000. The Company's operating and production expenses have decreased by $2.4 million during the first half of 2005 when compared to the prior year period.

"Heritage continues to remain profitable this quarter", commented Alain Sereyjol-Garros, Chief Executive Officer of Heritage Worldwide. "As we have previously mentioned, we have made all the necessary operational adjustments to our cost structure and we focus on increasing our revenues by diversifying our customer base and our product offerings."

"Our international expansion continues at a torrid pace, added Mr. Garros. We have entered the Australian market in October 2004. Distributors are now marketing our breast implants in Poland and Austria, two markets with a combined population of 47 million people. We have also been recently authorized to sell breast implants in Russia and Uruguay. We believe that these new markets represent additional sales, in aggregate, of 7,000 pairs of breast implants during the next twelve months, and at least 15,000 pairs of breast implants thereafter."

About Heritage Worldwide, Inc.

The Company is incorporated in the State of Delaware. The Company's subsidiaries develop, manufacture, and market breast and other body implants and body support products worldwide. One of the Company's subsidiary, PIP France, maintains its production facility in the Toulon metropolitan area in Southern France, with a distribution facility in Spain.

Safe-Harbor Statement
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on current expectations, estimates, projections about our industry, management's belief and certain assumptions made by us. Forward-looking statements can often be identified by words such as "anticipates", "expects", "intends", "plans", "predicts", "believes", "seeks", "estimates", "may", "will", "should", "would", "could", "potential", "continue", similar expressions and variations or negatives of these words. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward looking-statements speak only as of the date hereof and are based upon the information available to us at this time. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

Important factors that may cause such a difference for Heritage Worldwide include, but are not limited to competitive pressures and other factors such as the introduction or regulatory approval of new products by our competitors and pricing of competing products and the resulting effects on sales and pricing of our products, disruptions or other problems with our sources of supply, significant product liability or other claims, difficulties with new product development and market acceptance, patent conflicts, product recalls, United States Food and Drug Administration delay in approval or rejection of new and existing products, changes in governmental regulations, use of hazardous or environmentally sensitive materials, our inability to implement new information technology systems, and other events.

Our Annual Report on Form 10-K and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risks as well as other important risk factors that could contribute such differences or otherwise affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

                    HERITAGE WORDWIDE, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)


                                                        For the Six-Month Period Ended
                                                                  December 31,
                                                 ----------------------------------------------
                                                       2004                   2003
                                                 ----------------------------------------------
Revenues                                         $             5,957,741  $          6,296,316
Cost of revenues                                               2,873,773             3,764,499
                                                 ----------------------------------------------
     Gross profit                                              3,083,968             2,531,817
                                                 ----------------------------------------------
     Total operating expenses                                  2,600,832             4,144,670
                                                 ----------------------------------------------
Operating Profit                                                 483,136            (1,612,853)

     Total other expenses                                       (292,586)              (93,944)

  (Provision for) benefit from income taxes                            -               371,774

Minority interest                                                 (9,934)                    -
                                                 ----------------------------------------------
Net income (loss)                                $               180,616  $         (1,335,023)
                                                 ==============================================

Weighted average shares outstanding                           17,410,299            16,516,692

Earnings per share                               $                  0.01  $              (0.08)
                                                 ==============================================


                                                       December 31,
BALANCE SHEET                                              2004
                                                 ------------------------
ASSETS
  Cash                                           $               546,662
  Accounts receivable, net                                     3,297,046
  Inventories                                                  3,424,185
Other current assets                                             837,261
                                                 ------------------------
     Total current assets                                      8,105,154

Property and equipment, net                                    1,903,483
Other assets                                                   1,945,816
                                                 ------------------------
Total assets                                     $            11,954,453
                                                 ========================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Lines of credit                               $             1,134,404
  Accounts payable and accrued expenses                        4,418,777
  Current portion of long term debt                              138,466
  Due to related parties                                          69,715
  Warranty reserve                                               403,726
                                                 ------------------------
     Total current liabilities                                 6,165,088

Convertible debentures                                         1,887,336
Long term debt, net of current portion                           410,028
                                                 ------------------------
     Total liabilities                                         8,462,452
Minority interest                                                820,098
Stockholders' Equity:                                          2,671,903
                                                 ------------------------
     Total liabilities and stockholders' equity  $            11,954,453
                                                 ========================